(g)(21)

AMENDMENT TO CUSTODY AGREEMENT

This Amendment to Custody Agreement (this “Amendment”), effective as of August 25, is made by and among Matthews International Funds d/b/a Matthews Asia Funds, a Delaware statutory trust (the “Trust”), the Bank of New York Mellon, a New York state chartered bank (“BNY Mellon”), and Matthews International Capital Management, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“MICM,” and together with the Trust and BNY Mellon, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Custody Agreement, dated as of July 7, 2022, as amended from time to time, by and among the Trust, BNY Mellon and MICM (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein BNY Mellon agreed to act as the custodian of certain of the Trust’s assets; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.      The addition of the Matthews Emerging Markets Sustainable Future Active ETF, the Matthews Pacific Tiger Active ETF, the Matthews India Active ETF, the Matthews Japan Active ETF, and the Matthews Asia Dividend Active ETF, as set forth on the attached amended Appendix I.

2.      The Agreement will otherwise remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix I attached hereto, to be signed by their duly authorized officers as of the date set forth below.

THE BANK OF NEW YORK MELLON		MATTHEWS INTERNATIONAL FUNDS
d/b/a MATTHEWS ASIA FUNDS

By:	/s/ Barbara Wentzel	By:	/s/ John P. McGowan
Name: Barbara Wentzel		Name: John P. McGowan
Title: Managing Director		Title: Vice President and Secretary
Date: August 24, 2023		Date: August 24, 2023

MATTHEWS INTERNATIONAL
CAPITAL MANAGEMENT, LLC

By:	/s/ James Cooper Abbott
Name: James Cooper Abbott
Title: Chief Executive Officer
Date: August 24, 2023

Appendix I

Series

Matthews Emerging Markets Equity Active ETF

Matthews Asia Innovators Active ETF

Matthews China Active ETF

Matthews Emerging Markets ex China Active ETF

Matthews Korea Active ETF

Matthews Emerging Markets Sustainable Future Active ETF

Matthews Pacific Tiger Active ETF

Matthews India Active ETF

Matthews Japan Active ETF

Matthews Asia Dividend Active ETF